Janet Nittmann

jnittmann@doversaddlery.com

Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Announces Investment in Hobby Horse Clothing Company Inc.

LITTLETON, MA—(MARKET WIRE)—April 15, 2008 — Dover Saddlery, Inc. (NASDAQ:DOVR - News), the leading multichannel retailer of equestrian products, announced today that it has acquired a significant non-controlling interest in Hobby Horse Clothing Company Inc. Detailed terms of the transaction were not available. The Hobby Horse Clothing Company, based in Chino, California, is a leading designer and multi-channel retailer of quality western show apparel and accessories.

“We are very pleased to be investing in Hobby Horse, the clear leader in western show clothing” commented Stephen L. Day, president and CEO of Dover Saddlery, Inc. “By combining our database marketing expertise with the Hobby Horse strengths in producing quality show clothing in distinctive styles, we expect very positive growth in our sales of western show clothing. This new business relationship provides us with the opportunity to develop the large western show clothing market for our Smith Brothers brand, as well as gain access to new customers and grow our house database for the direct business.”

“Dover Saddlery and their Smith Brothers western brand have been valued Hobby Horse customers for many years, and we welcome this opportunity to partner with them,” said Hobby Horse president Suzanne Vlietstra. “The Dover experts have built their English riding business into the foremost and trusted source of tack, apparel, and supplies in the United States, and we believe their operations expertise will help us grow Hobby Horse and the western business in the same fashion,” she said.

About Dover Saddlery, Inc.

Dover Saddlery, Inc. (NASDAQ: DOVR) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com

About Hobby Horse Clothing Company, Inc.

Hobby Horse Clothing Company is a leading designer and multichannel retailer of western show apparel and accessories which is offered through retail stores, the Internet and the Hobby Horse Catalog. The Hobby Horse brand is known for affordable, attractive designs for the western show rider.

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation statements made about plans for growth in brands, customers, product lines and revenues are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and more recent quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.

Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects